1 / ESG / 2021 / INTRODUCT ION 2021 SUSTAINABIL ITY REPORT THIS REPORT HAS BEEN PREPARED BASED ON THE REQUIREMENTS OF THE SUSTAINABILITY ACCOUNTING STANDARDS BOARD

Stamford Copenhagen Singapore EAGLE BULK MISSION Providing optimized global transportation of drybulk commodities; delivering superior results for our customers and stakeholders. VISION To be the leading integrated shipowner-operator through consistent outperformance and sustainable growth. VALUES Passion for excellence drives us Empowerment of our people leads to better results Integrity de‚nes our culture Responsibility to safety underpins every decision Forward Thinking takes us to a more successful tomorrow

1 / company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 2 / message from ceo . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 0 3 / environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 4 / social . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2 1 5 / governance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 6 / appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31 contents

4 / ESG / 2021 / INTRODUCT ION BULK carrier CRUDE TANKER CONTAINER SHIP rail HEAVY GOODS VEHICLE cargo van (diesel) AIR FREIGHT (LONG HAUL) 2000 400 600 800 1000 1200 Emissions by Transport mode 3 .2 mill ion Deadweight tonnage 53 Number of owned vessels *Eagle fleet as of June 2021 CO 2 p er to n KM . S ou rc e: D EF RA 2 02 0

5 / ESG / 2021 / INTRODUCT ION0 / I T T I ABOUT TH IS REPORT This report provides an overview of Eagle’s ESG strategy and performance. This report has been prepared in accordance with the Marine Transportation Framework, established by the Sustainability Accounting Standards Board (SASB) and covers the 2020 calendar year period, except where otherwise speci€ed. The €gures presented for SASB disclosure metrics related to CO2 emissions, EEOI, AER, and transport work have been veri€ed by DNV.

1 / company

COMPANY PROFILE

Eagle Bulk Shipping Inc. ("We" or "Eagle" or the "Company") (NASDAQ: EGLE) is a U.S.-based shipowner-operator engaged in the global transportation of drybulk commodities. Headquartered in Stamford, Connecticut, with offices in Singapore and Copenhagen, Eagle focuses exclusively on the midsize vessel segment and owns one of the largest fleets of Supramax/Ultramax ships in the world. As of today, Eagle owns 53 vessels, totaling ~3.2 million deadweight tons ("DWT").

INDUSTRY

The shipping industry (which is comprised predominantly of the container, drybulk, and tanker sectors) is vital to facilitating global commerce, with over 90% of total trade conducted via the seas. Drybulk shipping involves the carriage of various bulk commodities which are all integral to meeting global food, energy, and construction material demands.

Drybulk is the largest sector and represents over half of total seaborne trade, equating to roughly 5.4 billion tons of cargo shipped every year. Although shipping is the most efficient means of transporting commodities on a per ton basis, it still accounts for approximately 2.9% of total annual global greenhouse gas ("GHG") emissions, given the overall size of the industry. Global warming and climate change are the direct result of GHG emissions and, as such, it is imperative for all industries, including shipping, to help reverse these trends through technological innovation and operational efficiencies.


GREBE BULKER

7 / ESG / 2021 / COMPANY

EAGLE BULK

8 / ESG / 2021 / COMPANY BUSINESS STRATEGY Our vision is to be the leading integrated drybulk ship owner-operator through consistent outperformance and sustainable growth. We plan to achieve our vision by: Focusing on the mid-size vessel segment Eagle owns and operates vessels within the mid-size Supramax/Ultramax segment. We consider this vessel segment to be the most versatile amongst the various drybulk asset classes due to the optimal size and speci™cations of Supramax/Ultramax ships. With a size ranging between 50 to 65 thousand deadweight (“DWT”) tons and a length of approximately 200 meters, Supramax/Ultramax vessels can carry a wide range of cargoes and call on the majority of ports around the globe. In addition, these vessels are equipped with onboard cranes and grabs, giving them the ability to load and discharge cargoes without the need for shore-based port equipment or infrastructure. Modernizing the fleet on a continual basis Since 2016, we have executed on a comprehensive fleet renewal and growth initiative, turning over more than half of the fleet, acquiring 29 modern vessels and divesting 20 of our oldest and least e‡cient ships. These sale and purchase transactions have vastly improved Eagle’s fleet makeup by allowing us to maintain a low average fleet age, increase our cargo capacity per vessel, and reduce emissions (on a per deadweight ton basis). Fleet renewalDrybulk Vessel Segments Bought Sold Fleet Fuel Eciency (RHS) 2 2016 2017 2018 2019 2020 2021 10 -4 -4 -3 -3 -5 -1 6 6 3 0.52 0.53 0.54 0.55 0.56 0.57 0.58 0.59 0.60 0.61 0.62 0.63 VESSEL Asset Class Handysize/ Handymade Supramax/ Ultramax Panamax/ Kamsarmax Cape- size size (DWT) 10-50k 50-65k 65-100k >100k MAJOR BULK Iron Ore • • • Coal • • • Grain • • • MINOR BULK Bauxite • • • • Steel • • Scrap • • Cement • • Salt • • Forest Products • • Potash/ Fertilizer • • Coke • • Nickel Ore • • Sugar • • EAGLE'S FOCUS

Maximizing vessel utilization and performance

Eagle employs an Active Management approach to fleet trading with the objective to optimize vessel utilization and performance. Through the execution of various strategies, we have been able to achieve consistent outperformance relative to the relevant market indexes.

Creating Value Through Active Management



Eagle's sophisticated in-house commercial platform has a proven track record
TCE Outperformance
Asymetric Optionality
Hedging (FFAs)
Timecharter-in
Vessel + Cargo Arbitrage
Voyage Chartering
Timecharter-out
Owner-Operator Spectrum
Tonnage Provider
Active-Owner/Operator

Maintaining control of business operations

Eagle performs and controls all business- and vessel-related management services, including strategic, commercial, operational, technical, and administrative. We believe maintaining control of management services allows for optimized operating costs and improved vessel performance.

Implementing a prudent approach to balance sheet management

We believe the long-term success of our Company is contingent on maintaining a prudent approach to balance sheet management today. Areas of focus include: optimization of working capital, diversification of capital sources, mitigating equity/debt cost, staggering loan maturities, and minimizing interest rate exposure.

Emphasizing Environmental, Social and Governance ("ESG") factors

We have developed, maintained and expanded on various initiatives relating to ESG matters. To better inform our shareholders and other stakeholders about these matters of strategic importance, we issued our first annual ESG Sustainability Report for 2019.



SUSTAINABLE DEVELOPMENT GOALS
8 DECENT WORK AND ECONOMIC GROWTH
9 INDUSTRY, INNOVATION AND INFRASTRUCTURE
13 CLIMATE ACTION
17 PARTNERSHIPS FOR THE GOALS

In 2015, the United Nations Member States adopted 17 Sustainable Development Goals ("SDGs") which form the blueprint to achieve a better and more sustainable future for the world and its inhabitants. These goals address a number of important global challenges, including poverty, inequality, climate change, environmental degradation, peace, and justice. While we support all of the SDGs, we are particularly focused on four we believe are most relevant to our business, and for which we can potentially make a difference. These include:

- SDG #8 Decent Work and Economic Growth
- SDG # 9 Industry, Innovation, and Infrastructure
- SDG #13 Climate Action
- SDG #17 Partnership for the Goals

Eagle incorporates the UN Global Compact ("UNGC") principles in its operations and reporting.

EAGLE BULK

9 / ESG / 2021 / COMPANY

2 / message from ceo

Gary Vogel, CEO

2020 will be remembered as one of the most disruptive years in modern history. The outbreak of COVID-19 and its impacts worldwide cannot be overstated. Hundreds of millions of people around the globe were infected by the disease with many suffering from severe and life-threatening symptoms. Tragically, according to the most recent estimates, almost four million people have perished from COVID-19.

Apart from those who were directly affected by the disease, all of us were impacted in numerous ways: commerce shut down, stores ran out of supplies, travel was banned, schools went remote, jobs were lost, and office staff transitioned to work-from-home ("WFH"). At Eagle, our shore-based staff in Stamford, Singapore, and Copenhagen shifted to WFH for the better part of 2020 and through the first half of this year. I have been very pleased with how my colleagues adjusted to the WFH structure, and with the benefit of modern technology, collaboration and execution remained at high levels throughout the period.

Seafarers, who are very much on the front lines, were severely impacted as a result of COVID-related restrictions enacted on crew disembarkation and international travel. These restrictions made effecting crew changes nearly impossible for part of 2020 and, as a result, caused many seafarers to essentially become stranded onboard vessels, working beyond their contracts.

Working at sea is a demanding job and one that necessitates being away from home and loved ones for long stretches at a time. The restrictions enacted in the midst of the pandemic exacerbated these challenges, causing a humanitarian crisis with almost 500 thousand seafarers being stuck on ships around the world. Given the magnitude of this issue, significant attention was garnered from global bodies, such as the IMO and the international press, calling for seafarers to be labelled "essential workers."

11 / ESG / 2021 / MESSAGE FROM CEO

EAGLE BULK

12 / ESG / 2021 / MESSAGE FROM CEO At Eagle, we went to great lengths to repatriate our overdue crew and diverted some of our ships in order to call on ports which allowed for crew change and access to international travel. At the peak of these restrictions in August of 2020, approximately 60% of the crew onboard our ships were working beyond their contractual date. Through focus and determination, we were able to relieve over 500 crew within just a few months, bringing down the overdue percentage to under 10%, and providing our colleagues at sea with a much needed break and the opportunity to be reunited with their families. Although conditions for travel have improved, there are still travel restrictions being imposed in several important crew change hubs and, as such, we remain focused on trying to ensure none of our seafarers are on board vessels beyond their contractual obligations. “Our objective is to provide a clear overview of our approach” Although our top focus this past year has been the safety and wellbeing of all of our colleagues, whether onshore or at sea, we continued to execute on a number of business fronts, including fleet renewal; acquiring nine modern ships, and divesting six of our older and least e‡cient units. The net result of these transactions is a fleet that is better, younger, larger, and more e‡cient. We are proud to be issuing our second annual ESG Sustain- ability report, and hope it will provide you with good insight on our business strategy and performance relating to our Environmental, Social, and Governance initiatives. Gary Vogel, CEO June 2021

3 / Environment

14 / ESG / 2021 / ENV IRONMENT Improvement of environmental performance is an integral part of Eagle's culture. Although GHG emissions per ton-mile of cargo transported are signi™cantly lower for the drybulk ship- ping industry than for other forms of freight transport, such as road, rail, and air, it has become imperative for all industries to monitor and control their emissions in order to reduce the risks and impacts of climate change on the environment and society. We are committed to reducing our GHG emissions through a number of strategies, including: fleet moderniza- tion and renewal, vessel performance optimization, appli- cation of new technology, and proactive management of fuel efficiency and voyage efficiency through our Ship Energy E‡ciency Management Plan (SEEMP). GHG EMISSIONS Increasingly stringent regulations and standards for GHG emissions, and the energy transition they will require, have already begun to shape the course of our industry and will continue to do so for the next few decades. The IMO’s initial strategy for the reduction of GHG emissions from ships was adopted in 2018, and sets out a pathway of CO2 emissions reduction consistent with the Paris Agreement. Compared to a 2008 baseline, the IMO strategy aims to reduce CO2 emissions per transport work by at least 40% by 2030, and to reduce the total annual GHG emissions from shipping by at least 50% by 2050. To reach the goals set out by the Paris Agreement, and to enable the transition to a fully decarbonized shipping indu- stry in the required timeframe, safe and commercially viable zero-emission fuels will need to comprise 5% of the ship fuel mix by 2030 and scale rapidly from there. This requires the parallel development of new vessel and propulsion system designs as well as new fuel production capabilities and supply chains. We believe this will only be possible through collaboration and collective action between the shipping industry, energy sector, ™nancial sector, governments, and intergovernmental organizations. ”Improvement of environmental performance is an integral part of Eagle's culture.”

15 / ESG / 2021 / ENV IRONMENT Eagle is a committed member of the Getting to Zero Coalition (GTZ), and an early signatory to the Sea Cargo Charter (SCC). The GTZ Coalition is a cross-sector alliance of leading compa- nies and key governments working to get commercially viable zero-emission vessels into operation by 2030. Furthermore, the SCC provides a global framework for aligning chartering activities with responsible environmental behavior through transparent voyage level emissions reporting to promote inter- national shipping’s decarbonization. AIR QUALITY To improve air quality and human health, the IMO established a global 0.50% limit on the sulfur content of ship fuel from January 2020. In order to comply with this regulation, we chose to retro™t the majority of our fleet with exhaust gas cleaning systems (“EGCS” or “scrubbers”). This decision was based on several factors where EGCS o£ered bene™ts compared to operating on new 0.50% sulfur-capped fuel (referred to as very low sulfur fuel oil or “VLSFO”). These factors include the e£ectiveness of EGCS technology at removing sulfur oxides well beyond the 0.50% regulatory requirement, and resulting lower lifecycle emissions of EGCS vessels compared to vessels operating on VLSFO. As of today, 89% of our owned fleet is scrubber-™tted, with the balance consuming VLSFO. Eagle is a founding member of the Clean Shipping Alliance 2020 (CSA), a group of industry leading companies committed to compliance with the IMO’s sulfur limit.

16 / ESG / 2021 / ENV IRONMENT FLEET EFFICIENCY Over the past nine months, we have acquired nine modern vessels and divested six of our oldest and least e‡cient ships. Since commencing our comprehensive fleet renewal initiative about ™ve years ago, we have turned over 55% of our fleet which now totals 53 ships. During this period, we have been able to improve our fleet fuel efficiency (as measured by emissions per DWT) by approximately 15%, while maintain ing our average fleet age at 8-9 years. Over time, improved fuel e‡ciency provides a signi™cant contribution towards enhan- cing the energy e‡ciency of our fleet since our newer ships are more energy-e‡cient due to their larger capacity and newer technology. Our Fleet Performance group is responsible for monitoring and continuously improving the e‡ciency of the fleet. Fleet Perfor- mance cooperates closely with the Chartering, Operations, and Technical departments to optimize routing and speed instructions, minimize frictional resistance, and improve other aspects of voyage execution through, e.g. crew trai- ning workshops. Fleet Performance is also responsible for evaluating new technologies and initiating projects related to e‡ciency improvement and decarbonization. Proactive technological and operational optimization initi- atives play an important role in further improving energy e‡ciency and minimizing emissions from our vessels. Over the past ™ve years, we have invested in various energy-saving technologies and voyage execution optimization capabilities with a combined energy e‡ciency improvement potential on the order of 10% or more. Our fleet continues to bene™t from these investments as we evaluate candidate technologies for future application. Some of the technologies we have applied within our fleet include: wake equalizing ducts, pre-swirl ™ns, post-swirl ™ns, low friction hull coatings, and high frequency (4) (3) (2) (1) - 1 2 3 4 Bought Sold Our fleet: Enhanced Žel e‘ciency data collection through onboard sensors to enable real time fuel consumption optimization. We have also developed voyage execution optimization capabilities that leverage dynamic vessel speci™c models to instruct optimized speeds. Ensuring optimal speed instructions are considered by our weather routing optimizations allows Eagle to maximize voyage e‡ciency. Ve ss el A cq ui si tio n, S al e (C ou nt ) Da ily Fu el C on su m pt io n pe r D W T- to n 0.52 0.53 0.54 0.55 0.56 0.57 0.58 0.59 0.60 0.61 0.62

STAMFORD EAGLE
MAJURO

Eagle implemented a digital platform to validate and monitor ship specific fuel efficiency metrics over three years ago, and the platform is integrated with other shore-side decision support systems and incorporated into our SEEMPs. This platform produces fleet emissions data meeting the requirements of the EU's Monitoring, Reporting, and Verification (MRV) Regulation and the IMO's Fuel Oil Data Collection System (DCS), respectively. The vast amount of historical data available has enabled Eagle to develop ship specific mathematical models, efficiency baselines, and targeted key performance indicators to drive improvements in specific technical and operational processes as needed.

We use the IMO's Energy Efficiency Operational Indicator (EEOI) to assess the energy efficiency performance of our fleet. EEOI is the amount of CO_2 emitted per unit of transport work; in the case of bulk carriers, transport work is defined as one metric ton of cargo moved one nautical mile. While the EEOI can be impacted by weather and other factors outside of Eagle's control, it provides a useful indication of the impact of technical and operational improvements on fuel efficiency and emissions. Eagle's EEOI has been improving by 0.2 gr-CO_2 per ton-mile (year on year) since 2018. We also track the IMO's Annual Efficiency Ratio (AER) and provide this data to our Poseidon Principles signatory partners.

Eagle is committed to achieving the IMO's initial GHG strategy target of reducing our carbon intensity by at least 40% by 2030 relative to 2008 levels. We intend to achieve this goal through continued fleet modernization and vessel performance optimization initiatives.

"Eagle's EEOI has been improving by 0.2 gr-CO_2 per ton-mile (year on year) since 2018."

17 / ESG / 2021 / ENVIRONMENT

ECOLOGICAL IMPACTS

Approximately 8 million metric tons of plastic waste escapes into the ocean each year. The majority of this plastic is carried to sea by major rivers, and once at sea this plastic can be transported around the world. Once in the ocean, plastic waste of all kinds is harmful to birds, fish, and other marine life which can ingest plastics or become entangled in abandoned fishing gear. To reduce our consumption of single-use plastic bottles, in late 2020 we started a project to equip our entire fleet with water filtration systems. Each ship in our fleet will have water filtration equipment installed at various locations onboard and each crew member will be issued a stainless steel flask. We estimate we will save around 768,000 single-use plastic bottles per year, as well as the cost and emissions of packaging and transporting them to our ships.

An emerging source of plastic waste is single-use personal protective equipment (PPE). COVID-19 has had a number of unexpected impacts on the environment, including lower rates of recycling and increasing the use of plastics around the world. Our initial response to the COVID-19 pandemic was focused on crew safety and business continuity. As the duration of increased safety protocols continued, we became concerned by the plastic content of disposable face masks. As such, we began supplying our crews with reusable face masks when possible, for use in lieu of disposable masks.


DUBLIN EAGLE

18 / ESG / 2021 / ENVIRONMENT

EAGLE BULK

STAMFORD EAGLE
MAJURO

"Eagle is committed to the belief that ship recycling should always be performed according to strict safety, health, and environmental standards."

Ballast water reduces stresses on the vessel's hull when sailing in light or ballast condition and is used to optimize trim (the differential between forward and aft drafts), to minimize propulsion power demand while sailing. Ballast water treatment systems are required to combat the unintended introduction of invasive species in order to preserve ecosystems in coastal and deep oceanic waters.

In 2018, we contracted for the installation of ballast water treatment systems onboard our vessels in order to ensure that discharges from our ballast operations occur in an ecologically responsible manner. As of today, 59% of our fleet is fitted with ballast water treatment technology, with the remainder scheduled to be fitted by mid-2022.

Ships are sometimes constructed using materials classified as hazardous. Eagle is committed to the belief that ship recycling should always be performed according to strict safety, health, and environmental standards. We project the useful lifetime of our vessels to be 25 years. The oldest vessel in our fleet was built in 2004 and the average age of our fleet is under nine years old. While Eagle does not plan to recycle any vessels in the foreseeable future, we do have a Ship Recycling Policy in place. In the event Eagle sells a vessel for recycling, we will abide by the obligations enumerated in the International Maritime Organization's Hong Kong Convention for the Safe and Environmentally Sound Recycling of Ships.

19 / ESG / 2021 / ENVIRONMENT

EAGLE BULK

ACCOUNTING METRIC	UNIT OF MEASURE	DATA 2019	DATA 2020
	CO_2 EMISSIONS		
Gross global Scope 1 emissions: Financial control approach	Metric tons (t) CO_2-e	709,724	853,860
Gross global Scope 2 emissions: Purchased electricity	Metric tons (t) CO_2-e	38	30
	ENERGY CONSUMED		
(1) Total energy consumed	Gigajoules (GJ), Percentage (%)	9,864,684, 100 %	11,883,225, 100%
(2) percentage heavy fuel oil	Gigajoules (GJ), Percentage (%)	8,645,059, 88 %	10,633,885, 89%
	EEDI		
Average Energy Efficiency Design Index (EEDI) for new ships	Grams of CO_2 per ton-nautical mile	4.03	No purchased vessels delivered in 2020
	AER		
Average Efficiency Ratio (AER)	Grams of CO_2 per deadweight ton -nautical mile	5.31	5.27
	EEOI		
Energy Efficiency Operational Indicator (EEOI)	Grams of CO_2 per cargo ton-nautical mile	8.72	8.53
	TRANSPORT WORK		
Total Transport Work	Cargo ton-nautical mile	83.2 billion	102.3 billion
	OTHER EMISSIONS TO AIR		
(1) NOx (excluding N_2O)	Metric tons (t)	20,370	21,747
(2) SOx	Metric tons (t)	10,878	2,259
(3) particulate matter	Metric tons (t)	1,357	188
	MARINE PROTECTED AREAS		
Shipping duration in marine protected areas or areas of protected conservation status	Number of travel days	1,046	1,009
	IMPLEMENTED BALLAST WATER		
(1) exchange	Percentage (%)	62%	50%
(2) treatment	Percentage (%)	38%	50%
	SPILLS AND RELEASES TO THE ENVIRONMENT		
(1) Number	Number	0	0
(2) aggregate volume	Cubic meters (m^3)	0	0

20 / ESG / 2021 / ENVIRONMENT

EAGLE BULK

4 / Social

During 2020, the COVID-19 pandemic created a challenging environment for the Company, our industry, and society as a whole. Our first priority has been to ensure the health and safety of our employees, both onshore and onboard our vessels.

For our shore-based staff, each of our offices has been continuously monitoring and adhering to local laws and restrictions with respect to office capacity limits, distancing requirements, air filtration, surface cleaning, personal protective equipment, and other safety protocols. Our staff worked from home for the better part of 2020 and through the first half of 2021. While this was less than ideal, our team was able to continue to execute at high levels given their dedication and supported by the Company's adaptable and reliable IT systems.

For the crews onboard our vessels, government-imposed travel restrictions implemented to curtail the spread of the virus created substantial challenges with respect to being able to effect crew changes and repatriation, requiring many seafarers to work well past their contractual employment periods. At Eagle, it has been a strategic priority to relieve our seafarers who became overdue. We remain focused on our goal to have zero seafarers working beyond their contractual working period, despite ongoing travel restrictions in many ports that can change with little notice, and costs that can be significantly higher than normal due to extended hoteling requirements, COVID testing, and high airfares. It is our obligation to each of our Eagle seafarers and simply the right thing to do.

% of Crew Onboard Past Contract Completion Date


70%
60%
50%
40%
30%
20%
0%
Feb-20
Apr-20
May-20
Jul-20
Aug-20
Oct-20
Nov -20

In January 2021, we signed The Neptune Declaration on Seafarer Wellbeing and Crew Change, a global 'call to action' initiative to help end the unprecedented crew change crisis. The Neptune Declaration has been adopted by over 800 leading companies and organizations who are committed to working together to help raise awareness and resolve the crew change crisis. The signatories to The Neptune Declaration call for the following actions to be implemented:

- Recognize seafarers as key workers and give them priority access to COVID-19 vaccines
- Establish and implement gold standard health protocols based on existing best practice
- Increase collaboration between ship operators and charterers to facilitate crew changes
- Ensure air connectivity between key maritime hubs for seafarers

We deem this to be an important initiative, and believe in the power of speaking with a collective voice in order to raise the awareness necessary to drive change.

22 / ESG / 2021 / SOCIAL

EAGLE BULK

WORKFORCE DIVERSITY AND EQUAL OPPORTUNITY

Given the international nature of shipping, the requirement to have a diverse workforce, in order to succeed, is even greater than most businesses. Eagle's onshore staff totals approximately 90 employees, comprised of 25 different nationalities. Through our agents, we also employ roughly 1,000 crew members (across our fleet) who come from: Russia, Ukraine, Georgia, Bulgaria, and the Philippines.

Eagle is an equal opportunity employer in hiring and promoting practices, benefits, and wages. All recruitment processes at Eagle are governed by our Code of Ethics; under this, we do not tolerate discrimination against any person on the basis of race, religion, color, gender, age, marital status, national origin, sexual orientation, citizenship, veteran status or disability, or any other basis prohibited by law in recruiting, hiring, placement, promotion or any other condition of employment. Furthermore, we strictly prohibit any form of harassment in the workplace.

Our Code of Ethics outlines the internal reporting mechanisms and handling of reports. Eagle will not retaliate against anyone for making a good faith complaint or report of harassment or discrimination or participating in the investigation of a complaint or report.


EAGLE SHORESIDE STAFF NATIONALITY BREAKDOWN
U.S.A
CHINA
INDIA
RUSSIA
PHILIPPINES
SINGAPORE
DENMARK
UKRAINE
AUSTRALIA
GREECE
NORWAY
GUYANA
SOUTH AFRICA
ALBANIA
BANGLADESH
EGYPT
FRANCE
IRELAND
ITALY
KOREA
MALAYSIA
MYANMAR
POLAND
SPAIN
TANZANIA
U.K.

23 / ESG / 2021 / SOCIAL

24 / ESG / 2021 / SOCIAL HUMAN RIGHTS, HEALTH & SAFETY Mechanical failure, human error, terrorism, sanctions, and piracy all pose risks to our company and our crew. As our responsibility to safety underpins every decision we make at Eagle, we continuously strive to provide a secure working environment and maintain the necessary security measures to ensure the wellbeing of our crew and the safety of our ships. In order to reduce the risk of accidents in our operations, we man our vessels with more crew members than required by our Flag State’s safe manning requirement. Eagle has enacted a rigorous compliance and ethics program. Our shoreside employees complete mandatory training in compliance and our Code of Ethics four times per year. Our shipboard employees undergo compliance screening and training during semi-annual crew seminars. We have developed and implemented a safety management system in compliance with the IMO International Safety Management Code, which requires vessel operators to obtain a safety management certi™cate for each vessel they operate. Eagle is in compliance with this requirement. We also comply with the Maritime Labor Convention adopted by the International Labor Organization (ILO) in 2006. All our vessels and crew are compliant with the Convention, and we intend to maintain them accordingly.

"It was a great reminder to us all of the importance of continually working to improve the quality of our oceans and coastal areas."

COMMUNITY ENGAGEMENT

At Eagle, we try to engage with our local communities by volunteering and donating to various charities and causes. In October 2020, Eagle collaborated with the SoundWaters Coastal Education Center to help keep the shoreline of Long Island Sound clean. Eagle team members gathered at Cove Island Park near our Stamford office and spent the afternoon cleaning up the beach and surrounding park area, removing about 75 pounds (34 kilograms) of garbage. It was a great reminder to us all of the importance of continually working to improve the quality of our oceans and coastal areas.

ACCOUNTING METRIC	UNIT OF MEASURE	DATA 2019	DATA 2020
LOST TIME INCIDENT RATE			
Lost time incident rate (LTIR)	Rate	1.14	0.94
MARINE CASUALTIES			
Incidents	Number	0	0
Very serious marine casualties	Percentage (%)	0	0
CONDITIONS OF CLASS			
Number of Conditions of Class or Recommendations	Number	0	0
PORT STATE CONTROL			
(1) deficiencies	Rate	0.84	0.83
(2) detentions	Number	0	1

25 / ESG / 2021 / SOCIAL

5 / governance

27 / ESG / 2021 / GOVERNANCE Integrity, responsibility and forward-thinking are three of the company’s values that form the foundation of our corpo- rate governance philosophy. Our Board of Directors, which is comprised of ™ve independent directors plus our CEO, is responsible for ensuring that the interest and needs of the Company’s share holders, and other stakeholders-at-large, are met. Our Code of Ethics is designed to guide our employees, directors, and o‡cers to comply with applicable laws and ensure that Eagle conducts business in line with legal and ethical responsibilities and obligations. The Code de™nes our requirements and expectations relating to: • Compliance with Laws and Regulations • Honest and Fair Dealing • Conflict of Interest and Corporate Opportunity • Anti-corruption, Con™dentiality and Privacy • Proper use of Company assets • Anti-discrimination and Harassment Additionally, our governance framework covers a broad range of corporate practices as well as the company's policies, standards, auditing and compliance. We operate under this framework and stand by the highest ethical standards on par with international best practices. Eagle’s Whistleblower, Insider Trading and Fair Disclosure policies and procedures approved by the Board of Directors establish the standards and procedures to ensure: (i) that the handling of accounting and audit related complaints complies with management’s and the audit committee’s objectives; (ii) compliance with the law and to avoid even the appearance of improper conduct; and (iii) compliance with regulation FD and other applicable securities laws. Eagle reported zero whistle blowing incidents and zero violations of our ethical principles in 2020. ”Integrity, responsibility and forward-thinking are three of the company’s values that form the foundation of our corporate governance philosophy.”

INDUSTRY ORGANIZATIONS

Eagle is an active participant and contributor to solving the many important challenges that face our industry. We believe that many of these challenges require collaborative efforts from both the industry and regulatory authorities. As such, we are active members of various industry organizations, including: the Baltic and International Maritime Council (BIMCO), Maritime Anti-Corruption Network, International Maritime Employers' Council, Getting to Zero Coalition, Clean Shipping Alliance, Sea Cargo Charter, and the Neptune Declaration.



Baltic and International Maritime Council (BIMCO)

Membership organization for owners, charterers, brokers, and agents. Provides standards contract templates, advocates on behalf of ship-owners with regulators, and information & training.

Clean Shipping Alliance 2020

Represents a group of leading companies from the commercial shipping and cruise industries that have been leaders in emission control efforts and have made significant investments in research and analysis, funding and committing resources to comply with 2020 fuel requirements through the development and use of Exhaust Gas Cleaning Systems (EGCS).

Getting to Zero Coalition

The Getting to Zero Coalition is a powerful alliance of more than 110 companies within the maritime, energy, infrastructure and finance sectors, supported by key governments and IGOs. The Coalition is committed to getting commercially viable deep sea zero emission vessels powered by zero emission fuels into operation by 2030 – maritime shipping's moon-shot ambition.

Sea Cargo Charter

The Sea Cargo Charter provides a global framework for aligning chartering activities with responsible environmental behavior to promote international shipping's decarbonization.

International Maritime Employers' Council (IMEC)

IMEC co-ordinates the views of its members and represents them in negotiations over wages and conditions of employment for seafarers. We provide advice to members on all aspects of maritime human resources.

Marine Anti-Corruption Network

The Maritime Anti-Corruption Network is global business network working towards the vision of maritime industry free of corruption that enables fair trade to the benefit of society at large.

Neptune Declaration

The Neptune Declaration on Seafarer Wellbeing and Crew Change, a global 'call to action' initiative to help end the unprecedented crew change crisis affecting the maritime industry.

28 / ESG / 2021 / GOVERNANCE

BUSINESS ETHICS & ANTI-CORRUPTION

Corruption undermines social, environmental, and economic development. The shipping industry is inherently vulnerable to corruption due to its international nature and interactions with authorities at various levels in ports around the world. Eagle's vessels made over 1,380 port calls in 2020 to 88 countries, or about 60% of the countries that have sea borders. Please see details of our 2020 port call history in the chart on next page. Strict adherence to the Company's Code of Ethics is required to avoid legal and reputational risks and to ensure the safety of our crews.

Given the global nature of shipping, Eagle calls on numerous ports and countries around the world, some which are more prone to corruption risk as defined by Transparency International. We adhere to the strong moral and ethical principles outlined in our Code of Ethics, and we are committed to conducting business in accordance with applicable anti-corruption laws. The Eagle Code of Ethics is applicable to all office staff and crew, and our Board as well. We maintain safeguards to assure that we do not engage in any activities prohibited by these laws in our global operations, as set forth in more detail in our internal policies and procedures.

Eagle has a zero-tolerance policy towards bribery and adheres to both the U.S. Foreign Corrupt Practices Act and the UK Bribery Act. Our Code of Ethics emphasizes that employees must not accept gifts or other benefits if their business judgement or decisions could be affected, and that gifts of cash or cash equivalents are strictly prohibited. Eagle had zero legal proceedings associated with bribery or corruption in 2020. The Code of Ethics obliges employees who observe, or become aware of a situation they believe to be in violation of the Code, to promptly notify their manager and describes the internal reporting mechanisms in place.

Eagle believes that combating corruption requires collective action, and we participate with fellow industry participants through the Maritime Anti-Corruption Network (MACN). MACN provides a platform for company members to share knowledge and approaches to combating corruption, but also constructive engagement with other stakeholders including ports, customs and immigration authorities. The joint approach is based on the belief that improvements to the system can only last if it supports and benefits the key stakeholders operating in it.

BUSINESS ETHICS	UNIT OF MEASURE	DATA 2019	DATA 2020
CORRUPTION INDEX			
Number of calls at ports in countries that have the 20 lowest rankings in Transparency International's Corruption Perception Index	Number	249	253
CORRUPTION			
Total amount of monetary losses as a result of legal proceedings associated with bribery or corruption	Reporting currency	0	0

29 / ESG / 2021 / GOVERNANCE

EAGLE 2020 PORT CALLS BY COUNTRY


Asia & Pacific
China
Singapore
Korea, Republic
Indonesia
Other* (4 Countries)
Vietnam
Japan
Taiwan
North America/ Caribbean
United States
Panama
Mexico
Other* (7 Countries)
Europe
Other* (20 Countries)
Spain
Gibraltar
Turkey
Norway
Africa
Other* (14 Countries)
South Africa
Nigeria
Gabon
Middle East
United Arab Emirates
Egypt
Other* (7 Countries)
Saudi Arabia
Indian Ocean
India
Pakistan
South America
Other* (6 Countries)
Brazil

*The "Other" groupings in this chart include countries that individually represent less than 1% of total port calls

30 / ESG / 2021 / GOVERNANCE

6 / appendix

32 / ESG / 2021 / APPEND I X TOPIC ACCOUNTING METRIC UNIT OF MEASURE DATA 2019 DATA 2020 CODE CO 2 Emissions Gross global Scope 1 emissions: Financial control approach Metric tons (t) CO₂-e 709,724 853,860a TR-MT-110a.1 Discussion of long-term and short-term strategy or plan to manage Scope 1 emissions, emissions reduction targets, and an analysis of performance against those targets See pages 14-17 TR-MT-110a.2 Gross global Scope 2 emissions: Purchased electricity Metric tons (t) CO₂-e 38 30a ADDITIONAL E N E RGY CONSUMED (1) total energy consumed Gigajoules (GJ), Percentage(%) 9,864,684, 100% 11,883,225, 100 %b TR-MT-110a.3 (2) percentage heavy fuel oil Gigajoules (GJ), Percentage(%) 8,645,059, 88% 10,633,885, 89% E ED I Average Energy Efficiency Design Index (EEDI) for new ships added to the fleet during the reporting period Grams of CO₂ per ton-nautical mile 4.03 No purchased vessels delivered in 2020c TR-MT-110a.4 AER Average Efficiency Ratio (AER) Grams of CO₂ per dead- weight ton-nautical mile 5.31 5.27 ADDITIONAL E EO I Efficiency Operational Indicator (EEOI) Grams of CO2 per cargo ton-nautical mile 8.72 8.53 ADDITIONAL T RAN S PORT WORK Total Transport Work Cargo ton-nautical mile 83.2 billion 102.3 billion ADDITIONAL AI R QUAL IT Y OTHER EMISSIONS TO AIR (1) NOx (excluding N2O) Metric tons (t) 20,370 21,747d TR-MT-120a.1 (2) SOx Metric tons (t) 10,878 2,259d (3) particulate matter Metric tons (t) 1,357 188d GREENHOUSE GAS EMI SS IONS EMPLOYEE HEALTH & SAFETY LOST T IME I NC I D EN T RAT E Lost time incident rate (LTIR) Rate 1.14 0.94h TR-MT-320a.1 ACCIDENT & SAFETY MANAGEMENT MAR I N E CASUALT I E S Incidents Number 0 0i TR-MT-540a.1 Very serious marine casualties Percentage (%) 0 0i COND I T ION S OF CLAS S Number of Conditions of Class or Recommendations Number 0 0j TR-MT-540a.2 PORT S TAT E CONTROL (1) deficiencies Rate 0.84 0.83k TR-MT-540a.3 (2) detentions Number 0 1k BUS I N ESS ETH ICS CORRU P T ION I N D E X Number of calls at ports in countries that have the 20 lowest rankings in Transpa- rency International’s Corrup- tion Perception Index Number 249 253l TR-MT-510a.1 CORRU P T ION Total amount of monetary losses as a result of legal proceedings associated with bribery or corruption Reporting currency 0 0 TR-MT-510a.2 TOPIC ACCOUNTING METRIC UNIT OF MEASURE DATA 2019 DATA 2020 CODE CO 2 Emissions Gross global Scope 1 emissions: Financial control Metric tons (t) CO₂-e 709,210 853,860 TR-MT-110a.1 Discussion of long-term and short-term strategy or plan to manage Scope 1 emissions, emissions reduction targets, and an analysis of performance against those targets Qualitative description Page x x TR-MT-110a.2 E N E RGY CONSUMED (1) total energy consumed Gigajoules (GJ), Percen- tage(%) 9,864,684, 100% 11,883,225, 100 % TR-MT-110a.3 (2) percentage heavy fuel oil Gigajoules (GJ), Percen- tage(%) 8,645,059, 88% 10,633,885, 89% E ED I Average Energy Efficiency Design Index (EEDI) for new ships added to the fleet during the reporting period Grammes of CO₂ per ton-nautical mile 4.03 Not applicable. No new ships deliv- ered in 2020 TR-MT-110a.4 AER Average Efficiency Ratio (AER): weighted average Grams of CO₂ per dead- weight ton-nautical mile 5.31 5.27 ADDITIONAL E EO I Efficiency Operational Indi- cator (EEOI) Grams of CO2 per cargo ton-nautical mile 8.72 8.53 ADDITIONAL T RAN S PORT WORK Total Transport Work Cargo ton-nautical mile 83.15 billion 102.32 billion ADDITIONAL AI R QUAL IT Y OTHER EMISSIONS TO AIR (1) NOx (excluding N2O) Metric tons (t) 20,370 TR-MT- 120a.1(2) SOx Metric tons (t) 10,878 (3) particulate matter Metric tons (t) 1,357 ECOLOG ICAL IMPACTS MAR I N E PROTECTED AREAS Shipping duration in marine protected areas or areas of protected conservation status Number of travel days 1,046 1,009e TR-MT-160a.1 I M P L EMENT ED BAL LAST WATE R (1) exchange Percentage (%) 62% 50%f TR-MT-160a.2 (2) treatment Percentage (%) 38% 50%f S P I L L S AND R E L EAS ES TO T H E E NV I RONMENT (1) number Number 0 0g TR-MT-160a.3 (2) aggregate volume Cubic meters (m³) 0 0g References are to be found on the following pages. TOPIC ACCOUNTING METRIC UNIT OF MEASURE DATA 2019 DATA 2020 CODE

TOPIC	ACTIVITY METRIC	UNIT OF MEASURE	DATA 2019	DATA 2020	CODE
ACTIVITY METRIC	Number of shipboard employees	Number	900	962[m]	TR-MT-000.A
	Total distance travelled by vessels	Nautical miles (nm)	2,307,735	2,777,408[n]	TR-MT-000.B
	Operating days	Days	15,475	17,271[o]	TR-MT-000.C
	Deadweight tonnage	Metric tons	2,700,756	2,912,578[m]	TR-MT-000.D
	Number of vessels in fleet	Number	46.4	49.4[m]	TR-MT-000.E
	Number of vessel port calls	Number	1,529	1,380[p]	TR-MT-000.F

References are to be found on the following pages.



33 / ESG / 2021 / APPENDIX

EAGLE BULK

SASB REPORTING ASSUMPTIONS

[a] **CO_2 EMISSIONS (METRIC TONS (T) CO_2-e):** Scope 1 calculations are based on the IMO emission factors and fuel consumption for the year. The financial control approach defined by the GHG Protocol has been applied. This includes company owned vessels only. For our 2020 report, Eagle engaged DNV to verify the calculation of emissions-related metrics in this report. As a result, we have adjusted the 2019 CO_2 emissions figure upward by 514 tons, or 0.07%, compared to the figure reported in our 2019 report. Scope 2 emissions are based on conversion factors from the EIA and the EMA.

[b] **TOTAL ENERGY CONSUMPTION (tj)**: Calculated based available data on fuel purchases by using the fuel properties defined by DEFRA, Conversion factors, 2020 – note that properties concerning Light Fuel Oil were obtained from the IMO. The figure includes all owned vessels and covers Scope 1 emissions.

[c] **AVERAGE ENERGY EFFICIENCY DESIGN INDEX (EEDI) FOR NEW SHIPS:** The EEDI provided represents a simple average of EEDI for all new ships entering the fleet during the period.

[d] **PARTICULATE MATTER (PM), NO_X, SO_X EMISSIONS (METRIC TONS):** Eagle Bulk has adopted the recommendations of the IMO's Fourth GHG Study for estimating emissions of CO_2, NO_X, SO_X, and PM from ships. In cases where Eagle elects to deviate from the approach outlined in the IMO's Fourth GHG Study, these deviations have been documented. It is expected that the IMO will continue to update its emissions estimate calculation recommendations over time and Eagle may choose to modify its approach accordingly. In cases where fuel consumption breakdown by consumer, vessel age, rated auxiliary engine rpm, or other details are not available, a specific set of assumptions will be used to estimate emissions inventories as follows: 80% of total HFO and MDO consumed will apply to main engine consumed; 17% of total HFO and MDO will apply to auxiliary engine consumed; 3% of total HFO and MDO consumed will apply to boiler consumed. Vessel age will be taken from Clarkson's database or other similar vessel information database. Auxiliary engine rated rpm will be assumed as 900 rpm for any supramax and ultramax vessel where the rated engine rpm is not known, consistent with the Third IMO GHG Study. For more information on the formulas applied, please see the IMO's Fourth GHG Study, pp. 21-24.

[e] **SHIPPING DURATION IN MARINE PROTECTED AREAS OR AREAS OF PROTECTED CONSERVATION STATUS:** Days include sailing plus port time in SECA zones. This includes the two MARPOL ECA zones (North America and Europe).

[f] **PERCENTAGE OF FLEET IMPLEMENTING BALLAST WATER EXCHANGE AND TREATMENT:** Only ships performing ballast water exchange with an efficiency of at least 95 percent volumetric exchange of ballast water have been included. When it comes to treatment, approved systems must discharge (a) less than 10 viable organisms per cubic meter that are greater than or equal to 50 micrometers in minimum dimension and (b) less than 10 viable organisms per milliliter that are less than 50 micrometers in minimum dimension and greater than or equal to 10 micrometers in minimum dimension. Figures include all owned vessels.

[g] **SPILLS AND RELEASES TO THE ENVIRONMENT (NUMBER, CUBIC METERS (M^3)):** The scope of disclosure includes spills and releases that, based on U.S. Code of Federal Regulations 46 CFR 4.03-65 definitions, result in "significant harm to the environment."

[h] **LOST TIME INCIDENT RATE (LTIR):** A lost time incident is an incident that results in absence from work beyond the date or shift when it occurred. The rate is based on number of lost time incidents per million hours worked.

[i] **MARINE CASUALTIES:** Regarding SASB TR-MT-540a.1 – we have defined the threshold for reporting on material damages as outlined in 1.1.4 and 1.1.6 as USD 1.0 million. Injuries to personnel as described in point 1.1.1 are reported as part of Health & Safety statistics (LTIR).

34 / ESG / 2021 / APPENDIX

EAGLE BULK

35 / ESG / 2021 / APPEND I X jNUMBER OF CONDITIONS OF CLASS OR RECOMMENDATIONS: Conditions of Class or Recommendations are understood to be interchangeable terms, de™ned as requirements imposed by the competent authorities that are to be carried out within a speci™c time limit in order to retain vessel Class. Please note that only conditions of class that led to the withdrawal, suspension, or invalidation of a vessel’s Class Certi™cate are accounted for in this report. There were zero such incidents in during the periods covered by this report. kPORT STATE CONTROL: Number of port state control (1) deficiencies and (2) detentions. Practices of port state controls reporting on deficiencies do not follow an entirely harmonized methodology making it less useful for reporting purposes without further explanations, hence we have chosen to report this number as a rate: number of deficiencies per Port State Control Inspection. Detentions are reported in number of actual cases. A detention is defined as an inter- vention action by the port state, taken when the condition of a ship or its crew does not correspond substantially with the applicable conventions and that a ship represent an un - reasonable threat of harm to the marine environment etc. l CORRUPTION INDEX: Includes the subset of total port calls at countries with the lowest 20 numerical rankings in the Corruption Perceptions Index. Due to the methodology used to create the index, multiple countries can receive the same numerical ranking. During each of the periods shown in this report, the lowest 20 numerical rankings included approxi- mately 60-65 of the 180 included countries. mPERIOD AVERAGE BASED ON OWNED DAYS: Number of shipboard employees, fleet DWT, and fleet count are shown as an average for each period, weighted by owned days for each vessel in the fleet. nTOTAL DISTANCE TRAVELED BY VESSELS: The distance (in nautical miles) travelled by all owned vessels during the calendar year. oOPERATING DAYS: Operating days are calculated as total owned days, less the total number of days a vessel is o£hire for any reason, including vessel familiarization upon acquisi- tion, repairs, vessel upgrades, or special surveys. pNUMBER OF PORT CALLS: Total number of port calls for cargo loading, cargo discharge, fueling, canal transit, and dry docking.

EAGLE ACTIVE MANAGEMENT STRATEGIES DESCRIPTIONS

TIME CHARTER-OUT: Time charter-out describes a contract for the use of a ship for an agreed period of time, at an agreed hire rate per day. Commercial control of the vessel becomes the responsibility of the time charterer who performs the voyage(s). The time charterer is responsible to pay the agreed hire and also purchase the fuel and port expenses. Time charters can range from as short as one voyage (approximately 20-40 days) to multiple years.

VOYAGE CHARTERING: Voyage Chartering involves the employment of a vessel between designated ports for the duration of the voyage only. Freight is earned on the volume of cargo carried. In contrast to the Time charter-out method, in a voyage charter, we maintain control of the commercial operation and are responsible for managing the voyage, including vessel scheduling and routing, as well as any related costs, such as fuel, port expenses and other expenses. Having the ability to control and manage the voyage, we are able to generate increased margin through operational efficiencies, business intelligence and scale. Additionally, contracting to carry cargoes on voyage terms often gives us the ability to utilize a wide range of vessels to perform the contract (as long as the vessel meets the contractual parameters), thereby giving significant operational flexibility to the fleet. Such vessels include not only ships we own, but also third-party ships which can be chartered-in on an opportunistic basis (the inverse of a Time charter-out strategy).

VESSEL + CARGO ARBITRAGE: With this strategy, we contract to carry a cargo on voyage terms (as described above under the caption "Voyage Chartering") with a specific ship earmarked to cover the commitment. As the date of cargo loading approaches, the market may have moved in such a way whereby we elect to substitute a different vessel to perform the voyage, while assigning a different piece of business to the original earmarked ship. Taken as a whole, this strategy can generate increased revenues, on a risk-managed basis, as compared to the original cargo-vessel pairing.

TIME CHARTER-IN: This strategy involves us leasing a vessel from a third-party shipowner at a set U.S. dollar per day rate. As referenced above, vessels can be time-chartered in order to cover existing cargo commitments, resulting in a Vessel +Cargo arbitrage. These ships may be chartered-in for periods longer than required for the initial cargo or arbitrage, and can also be chartered-in opportunistically in order to benefit from rate dislocations and to obtain risk-managed exposure to the market overall.

HEDGING (FFAS): Forward Freight Agreements ("FFAs") are cleared financial instruments, which we can use to hedge market rate exposure by locking in a fixed rate against the eventual forward market. FFAs are an important tool to manage market risk associated with chartering-in of third-party vessels. FFAs can also be used to lock in revenue streams on owned vessels or against forward cargo commitments the Company may enter into.

ASYMMETRIC OPTIONALITY: This is a blended strategy approach whereby we utilize time charters, cargo commitments and FFAs together to hedge away market exposure while maintaining upside optionality to positive market volatility. As a simplified example, a ship may be time chartered-in for one year with a further optional year. In such a scenario, and dependent on market conditions, we could sell an FFA for the firm 1-year period commitment, essentially eliminating exposure to the market, while maintaining full upside on rate developments for the optional year.

36 / ESG / 2021 / APPENDIX

37 / ESG / 2021 / APPEND I X D I SCLA IMER This report was prepared by the Company in conjunction with The Governance Group. Information provided herein is based on the best available data at the time the report was issued. We generated some of this data internally. In cases where actual ™gures were not available, estimates have been provided. This report contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “esti- mate,” “project,” “intend,” “expect,” “plan,” “anti cipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or ™nancial per- formance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and ™nancial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward- looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to di£er mate- rially from future results expressed, projected, or implied by those forward-looking statements. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limi- tation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to signi™cant uncerta- inties and contingencies which are di‡cult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. The principal factors, including risks and uncertainties, that could affect these forward looking statements are discussed in our ™lings with the Securities and Exchange Commission.

38 / ESG / 2021 / INTRODUCT ION EAGLE BULK SH I PPING INC. 300 First Stamford Place Stamford, CT 06902 T +1 203 276 8100 www.eagleships.com